Exhibit 10.17
Execution Version
SUBLEASE
          AGREEMENT OF SUBLEASE, dated as of the 5th day of December, 2007, by and between MERCER (US) INC., f/k/a William M. Mercer, Incorporated and Mercer Human Resource Consulting, Inc., a Delaware corporation with a usual place of business at 1166 Avenue of the Americas, New York, New York 10036 (“Sublandlord”) and SOFTBRANDS MANUFACTURING, INC., a Minnesota corporation with a usual place of business at Two Meridian Crossings, Suite 800, Minneapolis, MN 55423 (“Subtenant”).
W I T N E S S E T H:
          WHEREAS, by a lease dated June 12, 2000, by and between EOP-LaSalle Plaza, LLC, as landlord (hereinafter the (“Overlandlord”) and Sublandlord (said lease, as amended as of October 10, 2000 and August 9, 2002, and supplemented by a Storage Lease dated March 8, 2001, hereinafter referred to as the “Overlease”) certain premises situated at 800 LaSalle Avenue, Minneapolis, Minnesota (“Building”), comprised of approximately 21,068 square feet on 21st floor and approximately 7,182 square feet on 22nd floor, which premises are more particularly described in the Overlease (hereinafter the “Leased Premises”) were leased to Sublandlord; and
          WHEREAS, Sublandlord desires to sublease the Leased Premises to Subtenant and Subtenant desires to sublease the Leased Premises from Sublandlord upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the mutual covenants herein, Sublandlord and Subtenant do hereby agree as follows:
          1. Leased Premises and Term; Prior Access. Sublandlord hereby leases to Subtenant, and Subtenant hereby hires the Leased Premises from Sublandlord for a term (hereinafter the “Term”) commencing on January 21, 2008 (hereinafter the “Commencement Date”) and ending December 30, 2010 (hereinafter the “Expiration Date”) or on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the provisions of this Sublease upon and subject to the covenants, agreements, terms and conditions herein contained. Sublandlord warrants that neither Sublandlord nor, to its knowledge, Overlandlord is in default of its obligations under the Overlease(including in “defaults” events which with the giving of notice, passage of time or both may ripen into defaults). Notwithstanding the foregoing, during any period that rent abates under the Overlease, the rent payable by Subtenant hereunder shall likewise abate.
          From the date Overlandlord consents to this sublease to the Commencement Date, Sublandlord shall permit Subtenant to enter the Leased Premises at all reasonable times for the purpose of installing its equipment, furniture and furnishings and otherwise preparing the Leased Premises for occupancy by Subtenant.
          2. Rent. Subtenant shall pay to Sublandlord rent (“Rent”) during the Term as follows:
          (i) For the period beginning on the Commencement Date through February 20, 2008, no Rent shall be payable.
          (ii) For the period beginning on March 1, 2008, through January 31, 2009, the Rent shall be $388,437.50 or $35,312.50 per month.
          (iii) For the period beginning on February 1, 2009, through January 31, 2010, the Rent shall be $437,875 or $36,489.58 per month.
          (iv) For the period beginning on February 1, 2010, through December 30, 2010, the Rent shall be $414,333 or $37,666.67 per month.
          The Rent payable by Subtenant is a gross rent and, except as maybe otherwise expressly provided in this Sublease, Subtenant is not responsible for any costs or expenses payable by Sublandlord under the Overlease, including, without limitation, any part of Tenant’s Pro Rata Share of Basic Costs (as those terms are defined in the Overlease). Rent shall be paid in equal monthly installments on the first of the month without the necessity for Landlord to send an invoice. Until further notice, rent checks shall be drawn to the order of

Sublandlord and mailed to Suite 1500, 462 S. 4th Street, Louisville, KY 40202.
          3. Security. Subtenant has deposited with Sublandlord the sum of $36,312.50 as a security deposit (“Security Deposit”). The Security Deposit shall not bear interest. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants and conditions of this Lease to be kept and performed by Subtenant. The Security Deposit may be applied by Sublandlord to cure any failure by Subtenant to make any payment due or any other default by Subtenant hereunder and, in such event, Subtenant shall immediately, upon demand by Sublandlord, deposit with Sublandlord the amount necessary to restore the Security Deposit to its original amount. If Subtenant shall fully and faithfully perform every term, covenant and condition to be performed by it hereunder, the Security Deposit (or any balance thereof) shall be returned to Subtenant at the expiration of the term.
          4. Use. Subtenant shall use and occupy the Leased Premises for the Permitted Use (as defined in the Overlease).
          5. Provisions of Overlease. Sublandlord warrants that it has delivered a true and complete copy of the Overlease to Subtenant. Subtenant acknowledges that it is fully familiar with the terms of the Overlease. Subject to payment by Sublandlord of Base Rental and Additional Base Rental under the Overlease, Subtenant hereby assumes all of the responsibilities and obligations on the part of the Sublandlord to be performed under the Overlease with respect to the entire Leased Premises, except to the extent otherwise expressly provided in this Sublease and except for responsibilities and obligations that by their nature or purpose are inapplicable or inappropriate to the subleasing of the Leased Premises pursuant to this Sublease. All of the terms, provisions, covenants and conditions contained in the Overlease that are assumed by Subtenant hereunder, and such rights and obligations as are contained in the Overlease with respect thereto, are hereby imposed upon the respective parties hereto, the Sublandlord being substituted for the Overlandlord in the Overlease, with the Sublandlord having all of the rights, obligations, remedies and powers of the Overlandlord as set forth in the Overlease, and the Subtenant being substituted for the Tenant in the Overlease, with the

Subtenant having all the rights, obligations remedies and powers of the Tenant as set forth in the Overlease. It is expressly understood and agreed, however, that Sublandlord shall not be bound by any warranties and representations made by the Overlandlord in the Overlease, nor, subject to paragraphs 6 and 8 hereof, shall Sublandlord be obligated to perform any of the terms, covenants and agreements in the Overlease required to be performed by the Overlandlord; and Subtenant agrees to look solely to the Overlandlord for the performance of the same. Notwithstanding the foregoing, during any period that rent abates under the Overlease, the rent payable by Subtenant hereunder shall likewise abate. Subtenant further covenants and agrees not to violate any of the terms and provisions of the Overlease applicable to the Leased Premises. Subtenant shall be bound by all of the restrictions and limitations placed upon the Sublandlord as Tenant under the Overlease, as if the Subtenant were the tenant thereunder, except as otherwise specifically provided herein.
          The delineation of particular obligations of Subtenant contained herein shall in no event be construed to limit any of the obligations of Subtenant pursuant to the provisions of this paragraph 5. In the event the Overlease is terminated pursuant to its terms for any reason other than the default of the Sublandlord as the Tenant thereunder, this Sublease shall automatically cease and terminate as of the date upon which the Overlease is so terminated.
          The following paragraphs of the Overlease do not apply herein except as necessary to interpret the paragraphs of the Overlease that do apply: Articles I-IV, Article VI, Article XXIV, Sections E, F and O of Article XXXVI, Article, Exhibits A-2 through A-6, C, D, E, First Amendment; and Subtenant is not assuming the obligations of Sublandlord thereunder. Under Article XVI of the Overlease, the insurance which requires the naming of Overlandlord shall name Sublandlord as well.
          6. Sublandlord Not Liable for Acts of Overlandlord. Notwithstanding anything in this Sublease contained to the contrary, Sublandlord shall not be liable for any of the obligations, duties, responsibilities or liabilities of the Overlandlord under the Overlease or for the failure of any delay by the Overlandlord to perform or discharge the same. Sublandlord shall not be obligated to take any action by reason of any matter relating to the operation or maintenance, repair, replacement or restoration of the Leased Premises or of any facilities or services thereof, except that Sublandlord, at Subtenant’s exclusive cost, will enforce the Overlease against Overlandlord at Subtenant’s request. Alternatively, Subtenant may enforce the Overlease in Sublandlord’s name at Subtenant’s exclusive cost by counsel reasonably acceptable to Sublandlord.
          7. Condition of Premises. Except as set forth herein, neither Sublandlord nor Sublandlord’s agents have made any representations or promises with respect to the Leased Premises or Leased Premises or the equipment and improvements therein situated or the physical condition thereof. Subtenant accepts the Leased Premises in “as is” condition on the date hereof subject to their being delivered to Subtenant broom clean. Sublandlord shall be under no obligation, except as otherwise provided herein, to make and/or pay for any alterations, additions, installations, substitutions, improvements or decorations to the Leased Premises.
          8. Sublandlord’s Services. Subtenant shall receive from Overlandlord pursuant to the provisions of the Overlease services to or for the benefit of the Leased Premises which are to be provided under the Overlease without additional charge or rental and Sublandlord shall cooperate with Subtenant in obtaining such services in accordance with paragraph 6 hereof. In accordance with paragraph 6 hereof and subject to the performance by Sublandlord of its obligations thereunder, Subtenant agrees to look solely to the Overlandlord for the rendition of such services and Sublandlord shall not be liable to Subtenant for any loss, damage or expense resulting from any failure of the Overlandlord to furnish such services unless due to the act or omission on the part of the Sublandlord, its employees, agents or invitees.
          9. Subtenant to Perform Certain Obligations. Notwithstanding anything contained in the Overlease or in this Sublease, Subtenant agrees that it shall be responsible to perform all repairs and maintenance to the Leased Premises, as required of Sublandlord under the Overlease, except any repairs or maintenance that may be required as a result of the act or omission of Sublandlord, its employees, agents or invitees.
          10. Holding Over. Except to the extent Sublandlord is relieved of liability by Overlandlord, if Subtenant shall retain possession of the Subleased Premises or any part thereof after the termination of this Sublease, Subtenant shall pay all damages sustained by Sublandlord under the Overlease, which are expressly agreed to include the claims of the Overlandlord against Sublandlord, to the extent arising out of to Subtenant’s failure to surrender the entire Leased Premises. The provisions of this paragraph shall not operate as a waiver by Sublandlord of any right of re-entry hereinabove provided.
          11. Performance of Overlease By Sublandlord. Unless the breach or default is caused by the acts or omissions of Subtenant, Sublandlord covenants and agrees that it will not breach any of the terms, covenants, or conditions of the Overlease and will not cause or permit any default under the Overlease, and Sublandlord shall take all action necessary for the continuance in full force and effect of the Overlease. Without limiting the generality of the immediately preceding sentence, Sublandlord agrees to perform when all of its responsibilities and obligations under the Overlease that are not assumed by Subtenant under this Sublease, including, without limitation, the payment when due of the Base Rent and Tenant’s Pro Rate Share of Basic Costs (as those terms are defined in the Overlease). Sublandlord further covenants and agrees not to modify, amend or waive any of the terms, covenants or conditions of the Overlease which would materially affect any of Subtenant’s rights, benefits or obligations under the Overlease.
          12. Notices. Any notice to be given hereunder by either party shall be in writing and shall be deemed to have been fully given when delivered personally or when sent by a nationally recognized overnight courier service or United States Mail, certified or registered, return receipt requested, postage prepaid, addressed as follows:

Sublandlord:	c/o Marsh & McLennan Real Estate Advisors 121 River Street Hoboken, New Jersey 07030

Subtenant:	Prior to Subtenant taking occupancy of the Subleased Premises for the conduct of its business at:

SoftBrands Manufacturing, Inc. Two Meridian Crossings, Suite 800 Minneapolis, MN 55423

Attention: Director, Offices and Facilities

and thereafter at the Subleased Premises.
Notices sent by courier shall be deemed to have been given to the party to whom it is sent on the first business day (a Monday through Friday other than a day that is a holiday in the State of Minnesota) after the date the same is delivered to a nationally recognized overnight courier for next day delivery to such party at its then current address for the giving of notices. Notices given by mail shall be deemed to have been given to the party to whom it is addressed on the first business day that is at least three (3) days after the date the same is deposited in the United States mail, postage prepaid. Either party hereto may change such party’s address for the service of notice hereunder by written notice of said change to the other party hereto, in the manner above specified ten (10) days prior to the effective date of said change.
     13. Communications from Overlandlord. Sublandlord shall promptly deliver to Subtenant copies of all notices, requests or demands which relate to the Leased Premises and any notice of default received by Sublandlord in its capacity as Tenant under the Overlease within three (3) days after receipt thereof from Overlandlord. Sublandlord will ask Overlandlord to provide copies of all such notices, requests or demands directly to Subtenant simultaneously with the delivery thereof to Sublandlord.
     14. Indemnification. Subtenant agrees to defend with counsel reasonably approved by Sublandlord, save harmless and indemnify Sublandlord from all claims of liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees) arising from the omission, fault, wrongful act, negligence or other misconduct of Subtenant and persons for whose conduct Subtenant is legally responsible occurring on or about the Building and the Leased Premises, or either. In addition, Subtenant agrees to defend with counsel reasonably approved by Sublandlord, save harmless, and indemnify Sublandlord from any claims of liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation, reasonable counsel fees), arising from any use made or thing done or occurring on the Leased Premises not due to the omission, fault, wrongful act, negligence or other misconduct of Sublandlord or any person for whose conduct Sublandlord is legally responsible (other than Subtenant).
          Subtenant further indemnifies and agrees to hold harmless Sublandlord against any and all claims, loss and damage, including without limitation reasonable attorney’s fees and disbursements, which may at any time be asserted by Overlandlord against Sublandlord for failure of Sublandlord to perform any of the covenants, agreements, terms, provisions or conditions contained in the Overlease, which, by reason of the provisions of this Sublease, Subtenant is obligated to perform and which Subtenant has failed to perform.
     Sublandlord agrees to defend with counsel reasonably approved by Subtenant, save harmless and indemnify Subtenant from all claims of liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees) arising from the omission, fault, wrongful act, negligence or other misconduct of Sublandlord and persons for whose conduct Sublandlord is legally responsible occurring on or about the Building and the Leased Premises, or either after the date hereof. In addition, Sublandlord agrees to defend with counsel reasonably approved by Subtenant, save harmless, and indemnify Subtenant from any claims of liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation, reasonable counsel fees), arising from any use made or thing done or occurring on the Leased Premises after the date hereof due to the omission, fault, wrongful act, negligence or other misconduct of Sublandlord or any person for whose conduct Sublandlord is legally responsible (other than Subtenant).
          Sublandlord further agrees to defend with counsel reasonably approved by Subtenant, save harmless and indemnify Subtenant from any claim, expense, loss and damage, including without limitation reasonable attorneys’ fees and disbursements incurred by Subtenant by reason of Sublandlord’s breach or alleged breach of the Overlease (other than breaches of covenants, agreements, terms, provisions or conditions which, by reason of the provisions of this Sublease, Subtenant is obligated to perform).
          15. Brokerage. Subtenant represents and warrants that it dealt with no broker other than NAI Welsh Commercial Real Estate Services and Cushman & Wakefield of Minnesota in this transaction and will indemnify, defend with counsel reasonably acceptable to Sublandlord and save Sublandlord harmless from any loss incurred because this representation and warranty is untrue. Sublandlord also represents and warrants that it dealt with no broker other than NAI Welsh Commercial Real Estate Services and Cushman & Wakefield of Minnesota in this transaction and will indemnify, defend with counsel reasonably acceptable to Subtenant and save Subtenant harmless from any loss incurred because this representation and warranty is untrue. Sublandlord will pay said brokers under a separate agreement.
          16. Quiet Enjoyment. Sublandlord covenants that upon Subtenant’s paying the Rent and observing, paying and performing all terms, covenants and conditions upon Subtenant’s part to be observed, paid and performed hereunder, Subtenant may peacefully and quietly enjoy the Leased Premises without molestation from Sublandlord or anyone claiming under Sublandlord.
          17. Furniture, Furnishings and Equipment. The Leased Premises will be broom clean on the Commencement Date but the furniture, furnishings and equipment listed on Exhibit A (“FF&E”) hereto will be left for Subtenant’s use during the term. On the Expiration Date and provided Subtenant is not in default hereunder title to the FF&E will pass to Subtenant. Sublandlord warrants that it is and on the Expiration Date will be the owner of the FF&E free and clear of all liens and encumbrances and that it has the right and authority to convey the FF&E to Subtenant. Until the Expiration Date, Subtenant

will maintain the FF&E in good order and condition, reasonable wear and tear excepted, and will insure it against loss or other casualty. Subtenant will accept the FF&E in its condition as at the date hereof. If there is a casualty or loss to the FF&E before the Commencement Date, Sublandlord’s obligation will be limited to substituting used furniture, furnishings and equipment of like function and approximately equal value to that which was lost or damaged but which need not match the lost items.
          19. Approval of Overlandlord. This Sublease is subject to the written approval of the Overlandlord. If that approval is not given within 30 days of the date hereof, either party may cancel this Sublease on notice to the other.
          20. Miscellaneous. This Sublease may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Sublease by facsimile or email shall be deemed delivery of the original hereof.
          Capitalized terms not otherwise defined herein shall have the meanings given them in the Overlease.
          If it shall be necessary for either party hereto to employ an attorney to enforce any of the terms, covenants, or conditions of this Sublease, the party in default or the party against whom any final judgment is rendered agrees to pay all reasonable costs and attorney fees incurred by the other party hereto in connection with the enforcement of the terms and conditions and/or covenants of this Sublease.
          This Sublease represents the entire agreement between the parties with respect to the Premises and there are no implied or expressed terms or conditions that are not contained herein. This Sublease may be amended only in a writing signed by both parties.
[Signature Page Follows]
[Remainder of page intentionally left blank.]

Signature Page to Sublease
          IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be executed and delivered the date first above written.

MERCER (US) INC., Sublandlord

By:

By:

SOFTBRANDS MANUFACTURING, INC., Subtenant

By:

By:

LANDLORD’S CONSENT TO SUBLEASE
     The undersigned, ZELLER-LASALLE PLAZA, L.L.C., JPG-LASALLE PLAZA, L.L.C., AURORA-LASALLE PLAZA, LLC, CYGNUS-LASALLE, LLC and HERITAGE INVESTMENT CP, LLC, each a Delaware limited liability company (collectively, “Landlord”) under the Overlease described in the attached and foregoing Sublease, hereby consents to the Sublease on the express condition that:

such consent or acceptance of the Sublease shall not be construed as a consent by Landlord to any future assignment of the Overlease or sublease of the Leased Premises:
the Sublease may not be amended without the prior written consent of Landlord;
any termination of the Overlease shall automatically terminate the Sublease unless otherwise agreed in writing by Landlord;
the Sublease shall at all times be subject and subordinate to the terms and provisions of the Overlease;
the execution of this Consent shall not create any obligations from Landlord to Subtenant; Subtenant’s agreement being solely with Sublandlord and not with Landlord;
Sublandlord and Subtenant acknowledge and agree that the provisions of Sections II and III of Exhibit E attached to the Overlease do not apply to and are not a part of the Sublease and Sublandlord acknowledges that the Term of Overlease (if not sooner terminated as provided therein) shall expire on December 31, 2010 with no right or option to renew the Term thereof; and
Pursuant to the provisions of Article XIII of the Overlease, Sublandlord shall reimburse Landlord its costs and expenses incurred in reviewing and consent to the proposed Sublease in the amount of $750.00.
Sublandlord and Subtenant execute this document to evidence their agreement to the foregoing conditions, and Subtenant acknowledges that its rights under the Sublease are subject to the terms of the Overlease.
[Signature Page Follows]
[Remainder of page intentionally left blank.]

Signature Page to Landlord’s Consent to Sublease

LANDLORD:

ZELLER-LASALLE PLAZA, L.L.C.
JPG-LASALLE PLAZA, L.L.C.
AURORA-LASALLE PLAZA, LLC
CYGNUS-LASALLE, LLC
HERITAGE INVESTMENT CP, LLC, each a Delaware limited liability company
By:	ZELLER MANAGEMENT CORPORATION,
an Illinois corporation, authorized agent

By:

Name:

Title:

SUBLANDLORD:

MERCER (US) INC., a Delaware corporation

By:

Name:

Title:

SUBTENANT:

SOFTBRANDS MANUFACTURING, INC., a Minnesota corporation

By:

Name:

Title:

Exhibit A to Sublease
Description of Furniture, Furnishings and Equipment
See attached

16